UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2010

HOKU CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

On November 29, 2010, the Audit Committee of the Board of Directors of Hoku Corporation (“we” or the “Company”) approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending March 31, 2011.  On the same date, the Audit Committee of the Board of Directors of the Company approved the dismissal of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm effective November 29, 2010.

The audit reports of E&Y on our consolidated financial statements for the fiscal years ended March 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on our financial statements for the fiscal year ended March 31, 2009 included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The audit reports of  E&Y on the effectiveness of our internal control over financial reporting as of March 31, 2009 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for each of the fiscal years ended March 31, 2009 and 2010, and in the subsequent interim period through November 29, 2010, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their reports.  In addition, during the fiscal years ended March 31, 2009 and 2010, and in the subsequent interim period through November 29, 2010, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304).

We have requested E&Y to furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated December 3, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

In addition, during the fiscal years ended March 31, 2009 and 2010, and in the subsequent interim period through November 29, 2010, neither we nor anyone on our behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304).

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, the Company entered into the Separation Agreement and Release (the “Separation Agreement”) with Mr. Karl M. Taft III in connection with his resignation as our Chief Technology Officer which became effective as of November 30, 2010.   Under the Separation Agreement, Mr. Taft will receive a cash severance payment in the amount of $25,000.00.  In addition, the Separation Agreement provides that (i) 6,666 out of 13,000 unvested shares of common stock under Mr. Taft’s stock option granted under the Company’s 2005 Equity Incentive Plan will become fully vested and (ii) all remaining 24,000 unvested shares of common stock under Mr. Taft’s restricted stock awards granted under the 2005 Equity Incentive Plan will become fully vested.   Mr. Taft also agrees to release the Company and its affiliates from all claims, suits and causes of actions with respect to any event arising from his employment with the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release dated November 30, 2010 between the Company and Karl Taft III.
16.1	Letter from Ernst & Young LLP, dated December 3, 2010, to the United States Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: December 3, 2010	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release dated November 30, 2010 between the Company and Karl Taft III.
16.1	Letter from Ernst & Young LLP, dated December 3, 2010, to the United States Securities and Exchange Commission

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